                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                 Teradyne, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                 TERADYNE, INC.
                              321 HARRISON AVENUE
                          BOSTON, MASSACHUSETTS 02118

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         ------------------------------

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of Teradyne, Inc., a Massachusetts corporation (the "Corporation"), will be held on Thursday, May 21, 1998, at 10:00 A.M., at BankBoston, 100 Federal Street (Second Floor), Boston, Massachusetts, for the following purposes:

     1. To elect four members to the Board of Directors to serve for a three-year term as Class III Directors.

     2. To approve an amendment to the 1996 Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock that may be issued pursuant to said plan by 2,000,000 shares.

     3. To ratify the selection of the firm of Coopers & Lybrand L.L.P. as auditors for the fiscal year ending December 31, 1998.

     4. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Shareholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on April 6, 1998, the record date fixed by the Board of Directors for such purpose.

                                            By Order of the Board of Directors,

                                            RICHARD J. TESTA, Clerk

April 20, 1998

                            ------------------------

         SHAREHOLDERS ARE REQUESTED TO SIGN THE ENCLOSED PROXY CARD AND
           RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                                 TERADYNE, INC.
                              321 HARRISON AVENUE
                          BOSTON, MASSACHUSETTS 02118
                         ------------------------------

                                PROXY STATEMENT
                                 APRIL 20, 1998

     Proxies in the form enclosed with this proxy statement ARE SOLICITED BY THE BOARD OF DIRECTORS OF TERADYNE, INC. (the "Corporation") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 21, 1998, at 10:00 A.M., at BankBoston, 100 Federal Street (Second Floor), Boston, Massachusetts.

     Only shareholders of record as of the close of business on April 6, 1998 (the "Record Date"), will be entitled to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 83,475,046 shares (excluding treasury shares) of Common Stock of the Corporation were issued and outstanding. Each share outstanding as of the Record Date will be entitled to one vote, and shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder delivering a proxy has the right to revoke it only by written notice to the Clerk delivered at any time before it is exercised, including at the Annual Meeting.

     The persons named as attorneys in the proxies are officers and directors of the Corporation. All properly executed proxies returned in time to be cast at the Annual Meeting will be voted. With respect to the election of Directors, any shareholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee's name in the space provided on the proxy. The proxies will be voted as stated below under "Election of Directors." In addition to the election of Directors, the shareholders will consider and vote upon proposals (i) to approve an amendment to the 1996 Employee Stock Purchase Plan and (ii) to ratify the selection of auditors. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

     A majority in interest of the outstanding shares represented at the meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at the meeting. On all other matters being submitted to shareholders, an affirmative vote of at least a majority of the shares present, or represented, and voting at the meeting is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each separate matter. Broker "non-votes" are not so included.

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

     An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 1997, has been mailed to all shareholders entitled to vote at the Annual Meeting. This proxy statement and the accompanying proxy were first mailed to shareholders on or about April 20, 1998.

                             ELECTION OF DIRECTORS

     The Corporation's Board of Directors is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The present term of office for the directors in Class III expires at the Annual Meeting. The nominees for election as Class III directors are Messrs. Mulroney, Robbins and Testa and Ms. Wolpert, each of whom, except for Ms. Wolpert, was elected at the Annual Meeting of Shareholders held May 24, 1995. Ms. Wolpert was appointed to the Board of Directors in September 1996. If re-elected, the Class III nominees will hold office until the Annual Meeting of Shareholders to be held in 2001, and until their successors shall have been elected and shall have been qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the Class III nominees. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the Board of Directors will fix the number of directors at a lesser number.

     The following table sets forth the nominees to be elected at the Annual Meeting and the other current directors, the year each nominee or director was first appointed or elected a director, the principal occupation of each of the nominees and directors during the past five years, and the ages of each of the nominees and directors.

   NOMINEE'S OR DIRECTOR'S NAME                 PRINCIPAL OCCUPATION                   YEAR
   AND YEAR NOMINEE OR DIRECTOR                AND BUSINESS EXPERIENCE              TERM WILL
      FIRST BECAME DIRECTOR                  DURING THE LAST FIVE YEARS            EXPIRE/CLASS
   ----------------------------              --------------------------            ------------
Alexander V. d'Arbeloff...........  Chairman of the Board of Directors             1999/I
  1960
James W. Bagley...................  Director                                       1999/I
  1996
Albert Carnesale..................  Director                                       2000/II
  1993
George W. Chamillard..............  Director, President and Chief                  2000/II
  1996                              Executive Officer
Daniel S. Gregory.................  Director                                       1999/I
  1977
Dwight H. Hibbard.................  Director                                       2000/II
  1983
John P. Mulroney..................  Director                                       1998/III
  1983
Vincent M. O'Reilly...............  Director                                       1999/I
  1998
James A. Prestridge...............  Director                                       2000/II
  1992
Owen W. Robbins...................  Director                                       1998/III
  1992
Richard J. Testa..................  Director, Secretary and Clerk                  1998/III
  1973
Patricia S. Wolpert...............  Director                                       1998/III
  1996

---------------

 (1) Mr. d'Arbeloff, 70, has been Chairman of the Board of Directors of the Corporation since 1977, was President of the Corporation from 1971 until January 1996 and Chief Executive Officer of the

     Corporation from 1971 until May 1997 and has been a director of the Corporation since 1960. Since July 1997, Mr. d'Arbeloff has served as Chairman of the Board of Trustees of the Massachusetts Institute of Technology. Mr. d'Arbeloff is also a director of Stratus Computer, Inc., BTU International, Inc., PRI Automation, Inc. and GeoTel Communications Corporation.

 (2) Mr. Bagley, 59, has served as Chief Executive Officer of Lam Research Corporation since July 1997. Mr. Bagley served as Chairman and Chief Executive Officer of OnTrak Systems, Inc. from May 1996 until July 1997. From 1987 until May 1996, Mr. Bagley served in various capacities at Applied Materials, Inc., including President and Chief Operating Officer from 1987 through 1994, Vice Chairman from October 1995 until May 1996 and Vice Chairman and Chief Operating Officer from January 1994 until October 1995. Mr. Bagley is also a director of KLA/Tencor Instruments, Kulicke and Soffa Industries, Inc. and Micron Technology, Inc.

 (3) Mr. Carnesale, 61, has served as Chancellor of the University of California, Los Angeles since July 1997. He served as Provost of Harvard University from July 1994 until June 1997 and was the Dean of the John F. Kennedy School of Government from 1991 through 1995 where he also served as Professor of Public Policy from 1974 through 1995.

 (4) Mr. Chamillard, 59, was elected Chief Executive Officer in May 1997. Mr. Chamillard has served as President of the Corporation and has been a director of the Corporation since January 1996. Mr. Chamillard served as Chief Operating Officer of the Corporation from 1994 until May 1997 and as Executive Vice President of the Corporation from January 1994 until January 1996. Prior to that time, Mr. Chamillard served as a Vice President of the Corporation.

 (5) Mr. Gregory, 69, has been a General Partner of various Greylock partnerships since January 1965. From January 1991 until January 1992, Mr. Gregory served as the Secretary of the Executive Office of Economic Affairs for the Commonwealth of Massachusetts. From 1976 through 1990, Mr. Gregory served as Chairman of Greylock Management Corporation.

 (6) Mr. Hibbard, 74, served as Chairman of Cincinnati Bell Inc. from October 1993 until May 1996 and served as Chief Executive Officer and Chairman of Cincinnati Bell Inc. from 1984 until October 1993. Mr. Hibbard retired from his position as Chairman of Cincinnati Bell Inc. effective in May 1996.

 (7) Mr. Mulroney, 62, has served as Chief Operating Officer and President of Rohm and Haas Company since 1986. He is a director of Rohm and Haas Company and Aluminum Company of America.

 (8) Mr. O'Reilly, 61, was appointed to serve as a Class I Director on January 2, 1998. Mr. O'Reilly was a partner at Coopers & Lybrand L.L.P. until his retirement in September 1997, and has served as Executive Vice Chairman and Chief Operating Officer of Coopers & Lybrand L.L.P. at various times during the past five years. Mr. O'Reilly is a Distinguished Senior Lecturer at the Carroll Graduate School of Management of Boston College. Mr. O'Reilly is also a director of the Neiman Marcus Group, Inc. and is Vice Chairman of the Board of Directors of the Dana-Farber Cancer Institute.

 (9) Mr. Prestridge, 66, has served as a director of the Corporation since 1992, was Vice Chairman of the Board of Directors from January 1996 until May 1997 and served as Executive Vice President of the Corporation from 1992 until May 1997. From 1982 to 1992, he served as Vice President of the Semiconductor Test Group of the Corporation.

(10) Mr. Robbins, 68, has served as a director of the Corporation since 1992, was Vice Chairman of the Board of Directors from January 1996 until May 1997 and served as Executive Vice President and Chief Financial Officer of the Corporation from 1992 until May 1997. From 1977 through 1992, he served as Vice President of the Corporation. Mr. Robbins is also a Limited Partner of Sparkventures.

(11) Mr. Testa, 58, has been a partner at the law firm of Testa, Hurwitz & Thibeault, LLP since 1973. Testa, Hurwitz & Thibeault, LLP serves as general counsel to the Corporation.

(12) Ms. Wolpert, 48, was appointed to serve as a Class III director on September 5, 1996. Ms. Wolpert has served as the General Manager Systems Sales, Latin America Division of International Business Machines Corporation since December 1997. From March 1992 to November 1997, Ms. Wolpert served in various capacities at International Business Machines Corporation, including Executive Assistant of the Chairman's Office; General Manager, Northern New England; Vice President of Operations, Northeast Area; and General Manager, Northeast Area.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors of the Corporation met four times and took action by unanimous written consent once during the fiscal year ended December 31, 1997. The Audit and Finance Committee, which oversees the accounting and financial functions of the Corporation, including matters relating to the appointment and activities of the Corporation's independent auditors, met three times during 1997. Messrs. Carnesale, Gregory, Mulroney, O'Reilly and Robbins are currently members of the Audit and Finance Committee. The Management Compensation and Development Committee (the "Compensation Committee"), which determines the cash compensation of the Corporation's executive officers, met four times during 1997. Messrs. Bagley, Hibbard and Testa and Ms. Wolpert are currently members of the Compensation Committee. The Stock Option Committee, which administers the Corporation's stock option and certain other benefit plans, met four times during 1997. Messrs. Bagley and Hibbard and Ms. Wolpert are currently members of the Stock Option Committee. The Board Composition and Agenda Committee, which acts, in part, as the Corporation's nominating committee, and is responsible for recommending individuals to be nominated for election to the Board of Directors and recommending the time, location and agenda of the meetings of the Board of Directors, did not meet during 1997. Messrs. d'Arbeloff, Mulroney and Prestridge are currently members of the Board Composition and Agenda Committee. Shareholders wishing to suggest nominees for election to the Board of Directors should direct such suggestions to the Clerk of the Corporation at the Corporation's principal address in accordance with the nomination procedure set forth in the Corporation's By-Laws. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board on which they served.

DIRECTOR COMPENSATION

     All non-employee directors are compensated at the rate of $20,000 per year and $1,500 per meeting attended, plus reimbursement of reasonable expenses. Directors who are employees of the Corporation receive no compensation in their capacity as a director.

     Each director who is not an employee or officer of the Corporation (a "Non-Employee Director") is entitled to participate in the Corporation's 1996 Non-Employee Director Stock Option Plan (the "Director Plan"). The Director Plan authorizes the automatic grant of (i) an option to purchase 15,000 shares of the Corporation's Common Stock to each Non-Employee Director who becomes a member of the Corporation's Board of Directors on or after January 1, 1997 and (ii) an option to purchase 7,500 shares of the Corporation's Common Stock to each person who is a Non-Employee Director on the first Monday of February in each year beginning on February 3, 1997. The Director Plan is administered by the Stock Option Committee of the Board of Directors of the Corporation. Options granted under the Director Plan vest at the rate of 25% per year. The exercise price per share for all options granted under the Director Plan is equal to the fair market value per share of the Corporation's Common Stock on the date of grant, and the term of each option is for a period of five years from the date of grant.

     As of December 31, 1997, options to purchase 52,500 shares of the Corporation's Common Stock under the Director Plan were outstanding at a weighted average exercise price of $30.88.

     Prior to the adoption of the Director Plan, Non-Employee Directors were granted options to purchase shares of the Corporation's Common Stock under the Corporation's 1987 Non-Employee Director Stock Option Plan.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 6, 1998 information relating to the beneficial ownership of the Corporation's Common Stock by each director, each executive officer named in the Summary Compensation Table on page 7, and by all directors and executive officers as a group.

                                                               AMOUNT AND
                                                                NATURE OF       PERCENT OF
                           NAME                              OWNERSHIP(1)(2)      CLASS
                           ----                              ---------------    ----------
Alexander V. d'Arbeloff....................................     1,787,772(3)       2.13%
James W. Bagley............................................        26,420             *
Albert Carnesale...........................................        44,775             *
George W. Chamillard.......................................       266,033             *
Daniel S. Gregory..........................................        53,671             *
Dwight H. Hibbard..........................................        44,575(4)          *
John P. Mulroney...........................................        33,705             *
Vincent M. O'Reilly........................................           500             *
James A. Prestridge........................................       124,437(5)          *
Owen W. Robbins............................................       251,369             *
Richard J. Testa...........................................        26,375             *
Patricia S. Wolpert........................................         6,875             *
All executive officers and directors as a group (22
  people)(6)...............................................     3,394,659          3.99%

---------------

  * less than 1%

(1) Unless otherwise indicated, the named person possesses sole voting and dispositive power with respect to the shares.

(2) Includes shares of Common Stock which have not been issued but which are subject to options which either are presently exercisable or will become exercisable within 60 days, as follows: Mr. d'Arbeloff, 282,000 shares; Mr. Bagley, 11,875 shares; Mr. Carnesale, 44,375 shares; Mr. Chamillard 212,000 shares; Mr. Gregory, Mr. Hibbard and Mr. Mulroney, 24,375 shares; Mr. Prestridge, 102,000 shares; Mr. Robbins, 174,000 shares; Mr. Testa, 14,375 shares; Ms. Wolpert, 6,875 shares; all directors and executive officers as a group 1,505,425 shares.

(3) Includes 134,808 shares of Common Stock held by Mr. d'Arbeloff's wife and 11,200 shares of Common Stock held in trust for the benefit of Mr. d'Arbeloff's children, as to all of which shares Mr. d'Arbeloff disclaims beneficial ownership. Also includes 1,000 shares owned by The d'Arbeloff Foundation, a private charitable foundation of which Mr. d'Arbeloff is the founder and a co-trustee, as to all of which shares Mr. d'Arbeloff disclaims beneficial ownership. In addition, this amount includes 1,000 shares owned by the d'Arbeloff Charitable Remainder Trust as to which shares Mr. d'Arbeloff disclaims beneficial ownership.

(4) Includes 100 shares of Common Stock held by Mr. Hibbard's wife, as to all of which shares Mr. Hibbard disclaims beneficial ownership.

(5) Includes 22,437 shares of Common Stock held in trust for the benefit of Mr. Prestridge and his wife.

(6) The group is comprised of the individuals named in the Summary Compensation Table on page 7, the remaining executive officers of the Corporation, and those persons who were directors of the Corporation on April 6, 1998. Includes 1,505,425 shares which the directors and executive officers as a group have the right to acquire by exercise of stock options granted under the Corporation's stock plans. In addition, includes 174,745 shares held by family members of executive officers and directors, as to which shares the applicable officer or director disclaims beneficial ownership.

     Listed below are certain persons who to the knowledge of the Corporation own beneficially, as of the dates indicated below, more than five percent of the Corporation's Common Stock outstanding at such date.

                    NAME AND ADDRESS                       AMOUNT AND NATURE    PERCENT OF
                  OF BENEFICIAL HOLDER                       OF OWNERSHIP         CLASS
                  --------------------                     -----------------    ----------
Scudder Kemper Investments, Inc.(1)......................     11,409,891           13.7%
  Two International Place
  Boston, MA 02110-4103
The Capital Group Companies, Inc.(2).....................      6,372,600            7.6%
  333 So. Hope Street, 52nd Floor
  Los Angeles, California 90071
Neuberger and Berman LLC(3)..............................      6,238,130            7.5%
  605 Third Avenue
  New York, New York 10158-3698
Pioneering Management Corporation(4).....................      4,592,000            5.5%
  60 State Street
  Boston, Massachusetts 02109

---------------

(1) According to a Schedule 13G filed on March 17, 1998.

(2) According to a Schedule 13G filed on December 31, 1997. The Capital Group Companies, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the shares. The Capital Group Companies, Inc. does not have direct investment power or voting power over any of the shares; however, The Capital Group Companies, Inc. may be deemed to "beneficially own" such shares by virtue of Rule 13d-3 under the Securities Exchange Act of 1934.

(3) According to a Schedule 13G filed on February 12, 1998. Neuberger & Berman, LLC ("N&B") is a registered investment advisor. In its capacity as investment advisor, N&B may have discretionary authority to dispose of or to vote shares that are under its management. As a result, N&B may be deemed to have beneficial ownership of such shares. As of December 31, 1997, of the shares set forth above, N&B had shared dispositive power with respect to 6,238,130 shares, sole voting power with respect to 2,005,130 shares and shared voting power with respect to 4,156,400 shares. With regard to the shared voting power, Neuberger & Berman Management, Inc. and Neuberger & Berman Funds are deemed to be beneficial owners for purposes of Rule 13d-3 because they have shared power to make decisions whether to retain or dispose of the securities. N&B is the sub-advisor to the above referenced Funds.

(4) According to a Schedule 13G filed on January 30, 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of the forms and written representations received by the Corporation pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Corporation believes that during the fiscal year January 1, 1997 through December 31, 1997, the directors and executive officers complied with all applicable

Section 16 filing requirements except that Mr. d'Arbeloff failed to include in a Form 5 filing a gift of shares made in December, 1996, and John P. McCabe, a Vice President of the Corporation, failed to include certain sales of shares in a Form 4 filing, both of which were later corrected in amended filings.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation for the three fiscal years most recently ended received by the Chairman of the Board of Directors of the Corporation, the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                LONG-TERM
                                                               COMPENSATION
                                                                AWARDS(2)
                                                                SECURITIES
                                   ANNUAL COMPENSATION(1)       UNDERLYING
           NAME AND              ---------------------------     OPTIONS/        ALL OTHER
      PRINCIPAL POSITION         YEAR    SALARY      BONUS       SARS(#)      COMPENSATION(3)
      ------------------         ----    ------      -----     ------------   ---------------
Alexander V. d'Arbeloff........  1997   $337,500    $468,720      80,000          $27,953
  Chairman of the Board of       1996    382,374     366,980      80,000           45,117
  Directors(4)                   1995    307,532     449,675      80,000           37,033
George W. Chamillard...........  1997    353,742     531,449      80,000           22,184
  Director, President and        1996    273,444     217,757      60,000           26,634
  Chief Executive Officer        1995    209,880     247,214      60,000           21,228
Edward Rogas, Jr...............  1997    245,916     295,157      50,000               --
  Vice President                 1996    205,038     137,007      40,000               --
                                 1995    181,344     175,577      44,000               --
John M. Casey..................  1997    234,948     276,903      45,000               --
  Vice President                 1996    185,325     117,788      30,000               --
                                 1995    156,456      91,430      26,000               --
Michael A. Bradley.............  1997    216,474     257,860      45,000           13,606
  Vice President                 1996    174,000     118,718      30,000            9,436
                                 1995    141,264      89,044      30,000           11,480
Jeffrey R. Hotchkiss...........  1997    216,474     257,860      45,000           13,511
  Chief Financial Officer and    1996    174,606     118,805      30,000            9,350
  Vice President                 1995    145,242      86,279      30,000           11,229

---------------

(1) The amounts in the "Salary" column represent the annual base salary for each of the named executive officers, which is paid monthly. The amounts in the "Bonus" column represent the Variable Compensation earned in 1997 pursuant to the Corporation's Cash Compensation Plan and Cash Profit Sharing Plan.

(2) The named executive officers have not, as of December 31, 1997, received from the Corporation any grants of restricted stock as compensation.

(3) The amounts in the "All Other Compensation" column represent the matching contributions that the Corporation makes to the Savings Plan and Supplemental Savings Plan.

(4) Mr. d'Arbeloff served as Chief Executive Officer of the Corporation through May 1997.

     The following table provides information with respect to stock option grants by the Corporation to the named executive officers in 1997. The Corporation did not grant any stock appreciation rights in 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      PERCENTAGE OF                            POTENTIAL REALIZED VALUE AT
                         NUMBER OF    TOTAL OPTIONS                              ASSUMED ANNUAL RATES OF
                         SECURITIES    GRANTED TO                               STOCK PRICE APPRECIATION
                         UNDERLYING     EMPLOYEES     EXERCISE                   OVER THE OPTION TERM(2)
                          OPTIONS       IN FISCAL       PRICE     EXPIRATION   ---------------------------
         NAME            GRANTED(1)       YEAR        ($/SHARE)      DATE           5%            10%
         ----            ----------   -------------   ---------   ----------   ------------   ------------
Alexander V.
  d'Arbeloff...........    80,000         2.52%        $36.50      5/15/02      $3,726,737     $4,702,683
George W. Chamillard...    80,000         2.52          36.50      5/15/02       3,726,737      4,702,683
Edward Rogas, Jr.......    50,000         1.57          36.50      5/15/02       2,329,208      2,939,175
John M. Casey..........    45,000         1.42          36.50      5/15/02       2,096,287      2,645,257
Michael A. Bradley.....    45,000         1.42          36.50      5/15/02       2,096,287      2,645,257
Jeffrey R. Hotchkiss...    45,000         1.42          36.50      5/15/02       2,096,287      2,645,257

---------------

(1) Stock options were granted under the Corporation's 1991 Employee Stock Option Plan at an exercise price equal to the fair market value of the Corporation's Common Stock on the date of grant. The options have a term of five years from the date of grant. The options become exercisable as follows: 20% on the date of grant and, following the first year of grant, 20% on an annual basis.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) of the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Corporation's estimate of future stock price increases. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

     The following table provides information on stock option exercises in fiscal year 1997 by the named executive officers and the value of such officers' unexercised options at December 31, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                          SHARES
                         ACQUIRED                   NUMBER OF SECURITIES
                           UPON                    UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                          OPTION                       OPTIONS HELD AT            THE-MONEY OPTIONS AT
                         EXERCISE                     DECEMBER 31, 1997             DECEMBER 31, 1997
                          DURING      VALUE      ---------------------------   ---------------------------
         NAME              1997      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            --------    --------    -----------   -------------   -----------   -------------
Alexander V.
  d'Arbeloff...........   80,000    $1,825,000     250,000        160,000      $4,529,500     $1,658,000
George W. Chamillard...   32,000       580,750     184,000        136,000       3,222,750      1,243,500
Edward Rogas, Jr.......   36,000       785,250     137,600         90,400       2,470,050        862,700
John M. Casey..........   59,200     2,426,350       9,000         69,600              --        588,050
Michael A. Bradley.....   28,000       855,875      64,200         70,800         960,975        598,650
Jeffrey R. Hotchkiss...   36,600     1,385,475      27,000         69,400         205,875        571,700

RETIREMENT BENEFITS

     The Corporation has established a Retirement Plan for the purpose of providing a lifetime annual income upon retirement to substantially all employees, including officers, of the Corporation and its United States subsidiaries. Membership in the Retirement Plan begins after one year of employment with the Corporation. The Retirement Plan provides for credit toward retirement income for years of employment with the Corporation prior to January 1, 1994 based upon a formula tied to average compensation from 1989 to 1993. For years of service after December 31, 1993, credit towards retirement income is determined on a yearly basis and is equal to the sum for each year of credited service under the Retirement Plan of (1) .75% of the employee's compensation for the year which is under the defined covered compensation for the year and (2) 1.5% of the amount of the employee's compensation for the year that exceeds the covered compensation for the year. The covered compensation under the Retirement Plan is based on the average of the social security wage basis in effect during the thirty-five years up to and including normal retirement age. However, federal tax law limitations on the total amount of benefits which a participant may receive under qualified retirement plans may limit some participants' benefits under the Retirement Plan.

     Under the Retirement Plan, for participants employed by the Corporation on or after January 1, 1989, accumulated annual retirement income vests partially after three years of service with the Corporation and becomes fully vested after seven years of service or upon normal, early or disability retirement. Benefits are payable in the form of an annuity either at normal retirement age, upon early retirement or upon disability. The Retirement Plan also provides for certain benefits to a surviving spouse.

     The Corporation also maintains the Teradyne, Inc. Supplemental Executive Retirement Plan (the "SERP"). Under the SERP, annual pensions for Messrs. d'Arbeloff, Chamillard, Rogas, Casey, Bradley and Hotchkiss and other senior managers are computed based on model compensation. See discussion of model compensation under Management and Compensation Development Committee Report. The pension formula is identical to that of the qualified plan, except an employee's annual pension is based on the average of the employee's last five years of model compensation. The resulting benefit is reduced by the benefit received from the qualified Retirement Plan.

     The following table shows the estimated annual benefits payable to covered participants in the United States upon retirement at age 65 under both the Retirement Plan and the SERP. The amounts shown are computed on a single life annuity basis and are not subject to deductions for Social Security benefits or other amounts. Remuneration for purposes of the table is based upon an employee's average model compensation for the five year period preceding retirement.

                               PENSION PLAN TABLE

                                                                        YEARS OF SERVICE
            FIVE YEAR AVERAGE              --------------------------------------------------------------------------
              COMPENSATION                    10         15         20         25         30         35         40
            -----------------                 --         --         --         --         --         --         --
$50,000..................................  $  5,300   $  7,900   $ 10,600   $ 13,200   $ 18,500   $318,500   $ 21,200
100,000..................................    12,800     19,200     25,600     32,000     44,800     44,800     51,200
150,000..................................    20,300     30,400     40,600     50,700     71,000     71,000     81,200
200,000..................................    27,800     41,700     55,600     69,500     83,400     97,300    111,200
250,000..................................    35,300     52,900     70,600     88,200    105,900    123,500    141,200
300,000..................................    42,800     64,200     85,600    107,000    128,400    150,900    171,200
350,000..................................    50,300     75,400    100,600    125,700    150,900    176,000    201,200
400,000..................................    57,800     86,700    115,600    144,500    173,400    202,300    231,200
450,000..................................    65,300     97,900    130,600    163,200    195,900    228,500    261,200
500,000..................................    72,800    109,200    145,600    182,000    218,400    254,800    291,200
550,000..................................    80,300    120,400    160,600    200,700    240,900    281,000    321,200
600,000..................................    87,800    131,700    175,600    219,500    263,400    307,300    351,200
650,000..................................    95,300    142,900    190,600    238,200    285,900    333,500    381,200
700,000..................................   102,800    154,200    205,600    257,000    308,400    359,800    411,200
750,000..................................   110,300    165,400    220,600    275,700    330,900    386,000    441,200
800,000..................................   117,800    176,700    235,600    294,500    353,400    412,300    471,200
850,000..................................   125,300    187,900    250,600    313,200    375,900    433,500    501,200

     The executive officers named in the Summary Compensation Table have been credited as of January 1, 1998 with the following years of service: Mr. d'Arbeloff, 37 years; Mr. Chamillard, 28 years; Mr. Rogas, 21 years; Mr. Casey, 20 years; Mr. Bradley, 18 years and Mr. Hotchkiss, 26 years.

                          MANAGEMENT COMPENSATION AND
                        DEVELOPMENT COMMITTEE REPORT AND
                         STOCK OPTION COMMITTEE REPORT

OVERVIEW AND PHILOSOPHY

     The Corporation's executive compensation program is administered by the Management Compensation and Development Committee of the Board of Directors (the "Compensation Committee"), which is comprised entirely of outside directors. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Corporation's compensation policies other than with respect to stock option awards. In addition, the Compensation Committee, pursuant to authority delegated by the Board of Directors, determines on an annual basis the cash compensation to be paid to each of the executive officers. The Stock Option Committee is comprised entirely of non-employee directors. The Stock Option Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Corporation's compensation policies in connection with the awarding of stock options. In addition, the Stock Option Committee, pursuant to authority delegated by the Board of Directors, determines on an annual basis the stock option awards to be granted to each of the executive officers.

     The executive compensation policies are designed to provide competitive levels of compensation that assist the Corporation in attracting and retaining qualified executives. In setting cash compensation levels for executive officers, the Compensation Committee takes into account such factors as: the Corporation's past history and future expectations; the general and industry-specific business environment; annual and long-term performance goals; and corporate and group performance.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Corporation's executive officer compensation program consists of compensation received pursuant to the Corporation's Cash Compensation Plan, Cash Profit Sharing Plan, long-term compensation in the form of stock option, savings and retirement plans and various other benefits generally available to employees of the Corporation.

     Under the Corporation's Cash Compensation Plan, the Compensation Committee assigns to each senior employee of the Corporation, including all executives officers, at the beginning of each year, a "model compensation" amount. The model compensation amount is based on salary surveys of similarly sized electronics companies, and on an as adjusted basis, larger sized companies, some of which are represented in the S&P High Technology Composite Index appearing in the Performance Graph on page 15 herein.

     Once model compensation for each participant has been determined, the actual cash compensation paid to each employee under the Cash Compensation Plan is comprised of two components: (1) a fixed monthly salary and (2) an annual variable amount based upon overall corporate and group performance (referred to herein as "Variable Compensation"). The fixed salary amount is set at a level which is below the model compensation, and the variable portion is based upon factors which, if achieved, would entitle the employee to reach or exceed model compensation.

     The amount of Variable Compensation each participant receives is a function of four factors:

          (A) The employee's base annual salary as of the end of the year;

          (B) Overall corporate performance versus goal;

          (C) Performance of the individual business group versus goal; and

          (D) The employee's "variable compensation factor," which is determined by the Compensation Committee on the basis of responsibility and experience level.

     An employee's "variable compensation factor" is a percentage of his or her base annual salary starting at 10% for new participants. At greater levels of responsibility and experience, the variable compensation factor may increase to more than 150% of base annual salary. An employee's model compensation is set assuming a 50% payout of the variable compensation factor. Accordingly, in a given year an employee may achieve more or less than his or her model compensation depending on corporate and business group performance.

     At year end, the Compensation Committee evaluates the Corporation's overall performance versus goal and each individual group's performance versus goal. Given the dynamics of the business, the Corporation's Cash Compensation Plan relies heavily on the Compensation Committee's subjective judgment of performance.

     Specifically for 1997, in determining Variable Compensation payouts, the Compensation Committee took the following factors into consideration in evaluating both overall corporate performance and the performance of the Corporation's individual business groups: (1) the extent to which quantitative and qualitative plans were met for the year, with an emphasis on profitability, growth of sales, growth of bookings, and increase in market share; (2) the extent to which each business group became a role model in the implementation of "Total Quality Management"; (3) the extent to which the results for the year verified each group's strategy and improved its strategic position; and (4) the extent to which each group has a strategy and an aggressive and credible 1998 mid-term plan that supports the Corporation's growth, profit and market share objectives. The Compensation Committee weighed each of the four factors approximately equally in setting Variable Compensation amounts. The factors are reviewed by the Compensation Committee based upon the performance of the business group in which each executive officer serves rather than upon the individual performance of the executive officer. In 1997, total cash compensation for all executive officers from the Corporation's Cash Compensation Plan ranged from approximately 10% to 25% above model compensation.

     The Corporation's stock option program is the Corporation's long-term incentive plan for employees, including executive officers. The objectives of the program are to align executive return with shareholder return and to create and implement a program which will attract and retain talented employees and executives. Stock options are awarded annually to employees, including the Chief Executive Officer, based upon an employee's relative contribution and responsibility within the Corporation. The factors taken into account by the Stock Option Committee in determining each executive officer's relative contribution and responsibility within the Corporation include: the executive officer's level of model compensation, the executive officer's position, the responsibilities currently being performed by the executive officer, and the responsibilities expected to be performed by the executive officer. The individual factors are reviewed subjectively by the Stock Option Committee when determining stock option awards for each executive officer. The Corporation conducts surveys of various companies, some of which appear in the Performance Graph's S&P High Technology Composite Index, to verify that the relative percentages of stock options granted to its employees, its Chief Executive Officer and its other executive officers, are consistent with high technology industry practice, are within the range of stock options granted by the surveyed companies, and are competitive with the relative percentages of stock options granted by the surveyed companies.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Chamillard's cash compensation for 1997 awarded under the Corporation's Cash Compensation Plan was $827,863, which is approximately 25.5% more than Mr. Chamillard's 1997 model compensation of $659,625. Mr. Chamillard's 1997 cash compensation awarded pursuant to the Corporation's Cash Compensation Plan is a 78.6% increase over his 1996 cash compensation. Mr. Chamillard was appointed as Chief

Executive Officer in May 1997 and his model compensation was adjusted at this time by the Compensation Committee to reflect his new position. Mr. Chamillard's fixed salary amount was $353,742 for 1997 and was set by the Compensation Committee, in conjunction with his model compensation amount, based upon salary surveys of chief executive officers for similarly sized electronics companies. Mr. Chamillard's Variable Compensation payout was $474,121 for 1997. Mr. Chamillard's Variable Compensation payouts are determined based upon the same factors as the Corporation's other executive officers who have general responsibilities within the Corporation rather than responsibilities for one specific business group within the Corporation. Each of such executive officer's Variable Compensation payout is based 50% upon the performance of the Corporation as a whole and 50% upon the average of the performances of each of the individual business groups within the Corporation. Mr. Chamillard also received cash compensation in the amount of $57,328 in 1997 pursuant to the Corporation's Cash Profit Sharing Plan. Cash compensation awards under such plan, which are calculated on a uniform basis as a percentage of the recipient's salary, are made to the employees of the Corporation on an equal basis.

     The stock options granted to Mr. Chamillard during fiscal year 1997 are consistent with the design of the overall program and are shown in the Summary Compensation Table above. Mr. Chamillard's 80,000 shares, which represented 2.52% of the total option shares awarded to all employees during fiscal year 1997, placed him at the median of the external surveys. In assessing Mr. Chamillard's individual performance for the year for purposes of his stock option awards, the Stock Option Committee concluded that, on balance, Mr. Chamillard had achieved overall positive results for the individual factors for which he was evaluated. A general description of these factors is detailed above under the description of the Corporation's stock option program.

                                            MANAGEMENT COMPENSATION AND
                                              DEVELOPMENT COMMITTEE

                                              Dwight H. Hibbard (Chairman)
                                              James W. Bagley
                                              Richard J. Testa
                                              Patricia S. Wolpert

                                            STOCK OPTION COMMITTEE

                                              Dwight H. Hibbard (Chairman)
                                              James W. Bagley
                                              Patricia S. Wolpert

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

     Messrs. Bagley, Hibbard and Testa and Ms. Wolpert comprised the Compensation Committee for fiscal year 1997. Richard J. Testa is a member of the law firm Testa, Hurwitz & Thibeault, LLP in Boston, Massachusetts. Such law firm served as general counsel for the Corporation during the fiscal year 1997 and the Corporation expects to retain the services of such firm for the fiscal year 1998.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Corporation cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Corporation has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Corporation's present intention that, for so long as it is consistent with its overall compensation objectives, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1997, James A. Prestridge and Owen W. Robbins retired as Executive Vice Presidents of the Corporation. On June 1, 1997, the Corporation entered into consulting agreements with each of Messrs. Prestridge and Robbins, pursuant to which Messrs. Prestridge and Robbins agreed to provide advice and consulting services to the Corporation. In consideration for their services, the Corporation granted each of Messrs. Prestridge and Robbins options to purchase up to 90,000 shares of the Corporation's Common Stock pursuant to the Corporation's 1991 Employee Stock Option Plan, which options shall vest throughout the term of the applicable agreement. In addition, pursuant to such consulting agreements, the Corporation agreed to pay each of Messrs. Prestridge and Robbins $22,353.00 per month throughout the term of his respective agreement. Each agreement is for a period of three years and is terminable by either party upon sixty (60) days' prior written notice.

                            PERFORMANCE GRAPH (1)(2)

     The following graph compares the change in the Corporation's cumulative total shareholder return in its Common Stock with the Standard & Poor's 500 Index and the Standard & Poor's High Technology Composite Index. The comparison assumes $100.00 was invested on December 31, 1992 in the Corporation's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

                                                                                          S&P High
                                                                                         Technology
               Measurement Period                    Teradyne,          S&P 500          Composite
             (Fiscal Year Covered)                      Inc.             Index             Index
1992                                                        100.00            100.00            100.00
1993                                                        180.50            110.03            123.00
1994                                                        220.33            111.53            143.38
1995                                                        326.85            153.30            206.50
1996                                                        317.09            188.40            292.93
1997                                                        416.29            251.17            369.38

---------------

(1) This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Hewitt Associates, a source believed to be reliable, but the Corporation is not responsible for any errors or omissions in such information.

                      PROPOSAL TO APPROVE AN AMENDMENT TO
                       1996 EMPLOYEE STOCK PURCHASE PLAN

PROPOSED AMENDMENT

     In March 1998, the Board of Directors adopted an amendment to the 1996 Employee Stock Purchase Plan (the "1996 Purchase Plan") which is the subject of this proposal. The Board of Directors has approved and recommends to the shareholders that they approve an amendment to the 1996 Purchase Plan that will increase the aggregate number of shares authorized for issuance under the 1996 Purchase Plan by 2,000,000 shares.

     The Corporation's management relies on stock purchases as an essential part of the compensation packages necessary for the Corporation to attract and retain experienced officers and employees. The Board of Directors of the Corporation believes that the proposed amendment is essential to permit the Corporation's management to continue to provide long-term, equity-based incentives to present and future key employees.

     The 1996 Purchase Plan was adopted by the Board of Directors on March 19, 1996, and approved by the Company's shareholders on April 18, 1996. In March 1998, the Board of Directors adopted the amendment to the 1996 Purchase Plan which is the subject of this proposal.

     As of December 31, 1997, only 122,828 shares remained authorized for issuance under the 1996 Purchase Plan. If the increase in the number of shares authorized for issuance under the 1996 Purchase Plan is not approved, the Corporation may become unable to provide suitable long-term equity-based incentives to present and future employees.

DESCRIPTION OF THE 1996 PURCHASE PLAN

     The 1996 Purchase Plan is intended to provide an incentive to, and to encourage stock ownership by, all eligible employees of the Corporation and its participating subsidiaries so that they may share in the growth of the Corporation by acquiring or increasing their proprietary interest in the Corporation. The 1996 Purchase Plan is designed to encourage eligible employees to remain in the employ of the Corporation and its participating subsidiaries. Under the 1996 Purchase Plan, payroll deductions are used to purchase the Corporation's Common Stock for eligible, participating employees through the exercise of stock options.

     The 1996 Purchase Plan constitutes an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

     The 1996 Purchase Plan is administered by the Stock Option Committee of the Board of Directors of the Corporation. The Stock Option Committee, subject to the provisions of the 1996 Purchase Plan, has the power to construe the 1996 Purchase Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for administration of the 1996 Purchase Plan as it may deem appropriate. The Stock Option Committee or the Board of Directors may from time to time adopt amendments to the 1996 Purchase Plan provided that, without the approval of the Corporation's shareholders, no amendment may increase the number of shares that may be issued under the 1996 Purchase Plan or change the class of the employees eligible to receive options under the 1996 Purchase Plan, or cause Rule 16b-3 under the Securities Exchange Act of 1934 to be inapplicable to the 1996 Purchase Plan.

     The 1996 Purchase Plan may be terminated at any time by the Corporation's Board of Directors; however such termination will not affect options then outstanding under the 1996 Purchase Plan. If at any time shares of Common Stock reserved for the purpose of the 1996 Purchase Plan remain available for purchase, but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares will be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the 1996 Purchase Plan will terminate. Upon termination of the 1996 Purchase Plan, all payroll deductions not used to purchase Common Stock will be refunded to 1996 Purchase Plan participants without interest.

     As amended, the 1996 Purchase Plan would authorize the issuance of up to 2,700,000 shares of Common Stock (subject to adjustment for capital changes) pursuant to the exercise of non-transferable options granted to participating employees. The Common Stock subject to the options under the 1996 Purchase Plan includes shares of the Corporation's authorized but unissued Common Stock and shares of Common Stock reacquired by the Corporation, including shares purchased in the open market. Option holders are generally protected against dilution in the event of certain capital changes such as a recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction.

     An employee electing to participate in the 1996 Purchase Plan must authorize an amount (a whole percentage not less than 2% nor more than 10% of the employee's cash compensation) to be deducted by the Corporation from the employee's pay and applied toward the purchase of Common Stock under the 1996 Purchase Plan. For the duration of the 1996 Purchase Plan, the Payment Period is defined as the twelve-month period commencing on the first day of January and ending annually on the last day of December of each calendar year. However, the first Payment Period for the 1996 Purchase Plan commenced on July 1, 1996 and ended on December 31, 1996.

     Employees of the Corporation (and participating subsidiaries) who have completed more than 90 days of employment with the Corporation or any of its subsidiaries (i) on or before the first day of any Payment Period or (ii) for employees first employed after the ninetieth day prior to the first day of a particular Payment Period, on or before the first day of the next succeeding July in any such Payment Period, and whose customary employment is not less than 20 hours per week and more than 5 months per calendar year are eligible to participate in the 1996 Purchase Plan. An employee may not be granted an option under the 1996 Purchase Plan if, after the granting of the option, such employee would be treated as owning 5% or more of the total combined voting power or value of all classes of stock of the Corporation or its subsidiaries. Directors who are not employees of the Corporation may not participate in the 1996 Purchase Plan.

     On the first business day of each Payment Period (or the first business day of the portion of a Payment Period beginning July 1, in the case of employees who participate in the 1996 Purchase Plan effective July 1 of that Payment Period), the Corporation will grant to each 1996 Purchase Plan participant an option to purchase shares of Common Stock of the Corporation. On the last day of the Payment Period, the employee will be deemed to have exercised this option, at the option price, to the extent of such employee's accumulated payroll deductions, on the condition that the employee remains eligible to participate in the 1996 Purchase Plan throughout the Payment Period. In no event, however, may the employee exercise an option granted under the 1996 Purchase Plan for more than 3,000 shares during a Payment Period. If the amount of the accumulated payroll deductions exceeds the aggregate purchase price of 3,000 shares, the excess deductions will be promptly refunded to the employee without interest. Furthermore, no employee may be granted an option which permits the employee's right to purchase shares of Common Stock under the 1996 Purchase Plan and all other Section 423 plans of the Corporation and any subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the respective date(s) of grant) for each calendar year in which the option is outstanding. Any excess accumulation of payroll deductions will be promptly refunded to the employee without interest. Under the terms of the 1996 Purchase Plan, the option price is an amount equal to the lesser of (i) 85% of the fair market value of the Common Stock on the first business day of the Payment Period (or the first business day of the portion of a Payment Period beginning July 1, in the case of employees who participate in the 1996 Purchase Plan effective July 1 of that Payment Period), and (ii) 85% of the fair market value of the Common Stock on the last business day of the Payment

Period. The Corporation will accumulate and hold for the employee's account the amounts deducted from his pay. No interest will be paid on these amounts.

     For purposes of the 1996 Purchase Plan, the term "fair market value" on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on The Nasdaq Stock Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on The Nasdaq Stock Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length. An employee may enter the 1996 Purchase Plan by delivering to the Corporation, at least 30 days before the beginning date of the next succeeding Payment Period (or at least 15 days prior to July 1 of such Payment Period for employees not employed by the Corporation more than 90 days before the first business day of such Payment Period), an authorization stating the initial percentage to be deducted from the employee's pay and authorizing the purchase of shares of Common Stock for the employee in each Payment Period in accordance with the terms of the 1996 Purchase Plan.

     Unless an employee files a new authorization or withdraws from the 1996 Purchase Plan, the deductions and purchases under the authorization the employee has on file under the 1996 Purchase Plan will continue from the initial Payment Period to succeeding Payment Periods as long as the 1996 Purchase Plan remains in effect. Deductions may be increased or decreased during a Payment Period, as set forth above.

     An employee may withdraw from the 1996 Purchase Plan, in whole but not in part, at any time prior to the last business day of each Payment Period by delivering a withdrawal notice to the Corporation, in which event the Corporation will refund the entire balance of the employee's deductions not previously used to purchase stock under the 1996 Purchase Plan.

     If an employee is not a participant in the 1996 Purchase Plan on the last day of the Payment Period, the employee generally is not entitled to exercise his option. An employee's rights under the 1996 Purchase Plan generally terminate upon his voluntary withdrawal from the 1996 Purchase Plan at any time, or when he ceases employment because of retirement, resignation, discharge, death, change of status or any other reason, except that if an employee is laid-off on account of an absence from work during the last three months of any Payment Period, he is nevertheless deemed to be a participant in the 1996 Purchase Plan on the last day of the Payment Period. Notwithstanding any other provision herein, if a participant's employment is terminated by reason of retirement, and the date of such termination occurs after the date that is three months prior to the last day of the Payment Period, such participant's rights under the 1996 Purchase Plan are not immediately terminated, and if the participant has not withdrawn from the 1996 Purchase Plan, such participant's options shall be deemed to have been exercised on the last day of the Payment Period in accordance with the terms of the Plan.

     An employee's rights under the 1996 Purchase Plan are the employee's alone and may not be transferred to, assigned to, or availed of by, any other person. Any option granted to an employee may be exercised, during the employee's lifetime, only by the employee.

     The proceeds received by the Corporation from the sale of Common Stock pursuant to the 1996 Purchase Plan will be used for general corporate purposes. The Corporation's obligation to deliver shares of Common Stock is subject to the approval of any governmental authority required in connection with the sale or issuance of such shares.

     The following general rules are currently applicable for United States federal income tax purposes upon the grant and exercise of options to purchase shares of Common Stock pursuant to the 1996 Purchase Plan:

          1. The amounts deducted from an employee's pay under the 1996 Purchase Plan will be included in the employee's compensation subject to federal income tax. In general, no additional income will be recognized by the employee either at the time options are granted pursuant to the 1996 Purchase Plan or at the time the employee purchases shares pursuant to the 1996 Purchase Plan.

          2. If the employee disposes of shares of Common Stock more than two years after the first business day of the Payment Period in which the employee acquired the shares (or the first business day of the portion of a Payment Period beginning July 1, in the case of employees who participate in the 1996 Purchase Plan effective July 1 of that Payment Period), then upon such disposition the employee will recognize compensation income in an amount equal to the lesser of:

             (a) the excess, if any, of the fair market value of the shares on the date of disposition over the amount the employee paid for the shares, or

             (b) approximately 15% of the fair market value of the shares on the first business day of the Payment Period (or the first business day of the portion of a Payment Period beginning July 1, in the case of employees who participate in the 1996 Purchase Plan effective July 1 of that Payment Period.

          In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee's tax basis in the shares (i.e., the amount the employee paid for the shares plus the amount, if any, taxed as compensation income). If the employee's holding period for the shares exceeds one year, such gain or loss will be long-term capital gain or loss. If the employee's holding period for the shares exceeds 18 months, the employee may be entitled to a reduced long-term capital gains rate.

          3. If the employee disposes of shares of Common Stock within two years after the first business day of the Payment Period in which the employee acquired the shares (or the first business day of the portion of a Payment Period beginning July 1, in the case of employees who participate in the 1996 Purchase Plan effective July 1 of that Payment Period), then upon disposition the employee will recognize compensation income in an amount equal to the excess of the fair market value of the shares on the last business day of the applicable Payment Period over the amount the employee paid for the shares.

          In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the employee's tax basis in the shares (i.e., the amount the employee paid for the shares plus the amount, if any, taxed to the employee as compensation income). If the employee's holding period for the shares is more than one year, such gain or loss will be long-term capital gain or loss. If the employee's holding period for the shares exceeds 18 months, the employee may be entitled to a reduced long-term capital gains rate.

          4. If the two-year holding period is satisfied with respect to Common Stock issued upon exercise of an option, the Corporation will not be entitled to a tax deduction with respect to such option or the issuance of shares of Common Stock upon exercise of such option. If the two-year holding period is not satisfied with respect to Common Stock issued upon exercise of an option, the Corporation generally will be entitled to a tax deduction equal to the amount of compensation income taxable to the employee upon disposition of such Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE CORPORATION'S 1996 PURCHASE PLAN.

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Coopers & Lybrand L.L.P., independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1998. Coopers & Lybrand L.L.P. has served as the Corporation's auditors since 1968. It is expected that a member of the firm will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS
SELECTION.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of the Corporation must be received at the Corporation's principal executive offices not later than January 15, 1999. In order to minimize controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail -- Return Receipt Requested.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting shareholders by mail through its regular employees, the Corporation may request banks and brokers to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some shareholders in person or by mail, telephone or telegraph following the original solicitation.

                                                                       EXHIBIT A

                                 TERADYNE, INC.

                        1996 EMPLOYEE STOCK PURCHASE PLAN


ARTICLE 1 - PURPOSE

         This Employee Stock Purchase Plan (the "Plan") is intended as an incentive and to encourage stock ownership by all eligible employees of Teradyne, Inc. (the "Company"), participating subsidiaries, and acquired businesses so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. It is intended that options issued pursuant to the Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986 (the "Code"), as amended.

ARTICLE 2 - ADMINISTRATION OF THE PLAN

         The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

         The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

         In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all powers and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board of Directors.

ARTICLE 3 - ELIGIBLE EMPLOYEES

         No option may be granted to any person serving as a member of the Committee at the time of grant. Subject to this limitation, all Eligible Employees (as defined herein) of the Company or any of its participating subsidiaries (as defined in Article 18) who have completed more than 90 days of employment with the Company or any of its subsidiaries on or before the first day of any Payment Period (as defined in Article 5) shall be eligible to receive options under this Plan to purchase the Company's Common Stock, and all Eligible Employees shall have the same rights and privileges as defined in this Plan. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 425 of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 425(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

         For purposes of this Plan the term "Eligible Employee", shall not include an employee whose customary employment is less than 20 hours per week or whose customary employment is for not more than 5 months in any calendar year.

         The Board of Directors shall have the authority to permit employees of acquired businesses to participate in the Plan effective within the then current Payment Period without compliance with the eligibility and participation requirements of the Plan, to the extent permitted by the Code.

ARTICLE 4 - STOCK SUBJECT TO THE PLAN

         The stock subject to the options shall be shares of the Company's authorized but unissued shares of Common Stock or shares of Common Stock re-acquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 700,000, subject to adjustment as provided in Article 13. In the event any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

ARTICLE 5 - PAYMENT PERIOD AND STOCK OPTIONS

         The twelve-month period commencing annually on the first day of January and ending annually on the last day of December is the Payment Period during which payroll deductions will be accumulated under the Plan. Each Payment Period includes only regular pay days falling within it.

         Annually on the first business day of the Payment Period, the Company will grant to each Eligible Employee who has elected to participate in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, such number of shares of the Common Stock of the Company reserved for the purpose of the Plan as does not exceed the greater of the number of shares equal to 10% of the employee's regular annual base pay divided by the price determined in accordance with (i) below, or 3,000 shares, on condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The participant shall be entitled to exercise such options so granted only to the extent of his accumulated payroll deductions on the last day of such Payment Period, but in no event to exceed 3,000 shares. The Option Price for each Payment Period shall be the lesser of (i) 85% of the average market price of the Company's Common Stock on the first business day of the Payment Period or (ii) 85% of the average market price of the Company's Common Stock on the last business day of the Payment Period, in either event rounded up to avoid fractions other than 1/4, 1/2 and 3/4. The foregoing limitation on the number of shares which may be granted in any Payment Period and the Option Price per share shall be subject to adjustment as provided in
Article 13.

         For purposes of the Plan the term "average market price" is the average of the high and low prices of the Common Stock of the Company on the principal national securities exchange on which it is so traded or such other national securities exchange as shall be designated by the Committee.

         For purposes of this Plan the term "business day" as used herein means a day on which there is trading on the national securities exchange.

         No Eligible Employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

ARTICLE 6 - EXERCISE OF OPTION

         Each Eligible Employee who continues to be a participant in the Plan on the last business day of a Payment Period shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at such Option Price but in no event more than 3,000 shares. Subject to Article 15, if a participant is not an employee on the last business day of a Payment Period, he shall not be entitled to exercise his option.

ARTICLE 7 - UNUSED PAYROLL DEDUCTIONS

         Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in an employee's account at the end of a Payment Period shall be refunded to such participant without interest.

ARTICLE 8 - AUTHORIZATION FOR ENTERING PLAN

         An Eligible Employee may enter the Plan by filling out, signing and delivering to the Personnel Office an authorization:

         A.       Stating the amount to be deducted regularly from his pay;

         B. Authorizing the purchase of stock for him in the Payment Period in accordance with the terms of the Plan; and

         C. Specifying the exact name in which stock purchased for him is to be issued as provided under Article 12 hereof.

Such authorization must be received by the Personnel Office at least 15 days before the beginning date of the next Payment Period.

         Unless an employee files a new authorization or withdraws from the Plan, his deductions and purchases under the authorization he has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

         The Company will accumulate and hold for the employee's account the amounts deducted from his pay. No interest will be paid on it.

ARTICLE 9 - MINIMUM AND MAXIMUM AMOUNTS OF PAYROLL DEDUCTIONS

         An Eligible Employee may authorize payroll deductions in an amount (in whole percents) not less than 2% but not more than 10% of his regular annual base pay.

ARTICLE 10 - NO CHANGE IN PAYROLL DEDUCTIONS

         Deductions may not be increased or decreased during any Payment Period, except to reflect changes in base pay during the Payment Period.

ARTICLE 11 - WITHDRAWAL FROM THE PLAN

         An Eligible Employee may withdraw from the Plan, in whole but not in part, at any time prior to the last business day of each Payment Period by delivering a Withdrawal Notice to the Personnel Office, in which event the Company will refund the entire balance of his deductions as soon as practicable thereafter.

         To re-enter the Plan, an Eligible Employee who has previously withdrawn must file a new authorization in accordance with Article 8. His re-entry into the Plan cannot, however, become effective before the beginning of the next Payment Period following his withdrawal.

ARTICLE 12 - ISSUANCE OF STOCK

         Certificates for stock issued to participants will be delivered as soon as practicable after each Payment Period.

         Stock purchased under the Plan will be issued only in the name of the Eligible Employee, or if his authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

ARTICLE 13 - ADJUSTMENTS

         Upon the happening of any of the following described events, an optionee's rights under options granted hereunder shall be adjusted as hereinafter provided:

         A. In the event shares of Common Stock of the Company shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, the shares of the Company's Common Stock shall be exchanged for other securities of the Company or of another corporation, each optionee shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock of the Company which such optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange; and

         B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which he would have received if he had been the holder of the shares as to which he is exercising his option at all times between the date of the granting of such option and the date of its exercise.

         Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have heretofore been or may hereafter be granted under the Plan shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. The Committee shall determine the adjustments to be made under this Article 13, and its determination shall be conclusive.

ARTICLE 14 - NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS

         An employee's rights under the Plan are his alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him.

ARTICLE 15 - TERMINATION OF EMPLOYEE'S RIGHTS

         An employee's rights under the Plan will terminate when he ceases to be an employee because of retirement, resignation, discharge, death, change of status or for any other reason, except that if an employee is laid off on account of an absence of work during the last three months of any Payment Period, he shall nevertheless be deemed to be a participant in the Plan on the last day of the Payment Period. A Withdrawal Notice will be considered as having been received from the employee on the day his employment ceases, and all payroll deductions not used to purchase stock will be refunded.

         If an employee's payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him on the day the interruption occurs.

ARTICLE 16 - TERMINATION AND AMENDMENTS TO PLAN

         The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purposes of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded.

         The Board of Directors also reserves the right to amend the Plan from time to time in any respect provided, however, that no amendment shall be effective without prior approval of the stockholders which would (a) except as provided in Article 13, increase the number of shares of Common Stock to be offered under the Plan or (b) change the class of employees eligible to receive options under the Plan.

ARTICLE 17 - LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN

         The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his own affairs. An employee may, therefore, sell stock purchased under the Plan at any time he chooses, subject to compliance with any applicable, Federal or state securities laws; provided, however, that because of certain Federal tax requirements, each employee will agree by entering the Plan, promptly to give the Company notice of any such stock disposed of within two years after the date of grant of the applicable option showing the number of such share disposed of. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

ARTICLE 18 - PARTICIPATING SUBSIDIARIES

         The term "participating subsidiaries" shall mean any subsidiary of the Company which is designated by the Committee to participate in the Plan. The Committee shall have the power to make such designation before or after the Plan is approved by the stockholders.

ARTICLE 19 - OPTIONEES NOT STOCKHOLDERS

         Neither the granting of an option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been purchased by and issued to him.

ARTICLE 20 - APPLICATION OF FUNDS

         The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

ARTICLE 21 - GOVERNMENTAL REGULATION

         The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

ARTICLE 22 - APPROVAL OF STOCKHOLDERS

         The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of the Common Stock of the Company, which approval must occur within the period ending twelve months after the date the plan was adopted by the Board of Directors. The Plan was adopted by the Board of Directors on March 19, 1996. It was approved by the stockholders of the Company on May 23, 1996. All subsequent amendments to the Plan adopted by the Board of Directors have been approved by the stockholders.

                                  DETACH HERE


                                     PROXY

                                 TERADYNE, INC.

                   Proxy for Annual Meeting of Shareholders
                                  May 21, 1998
                      SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby appoints ALEXANDER V. D'ARBELOFF and RICHARD J. TESTA, and each or both of them, proxies, with full power of substitution to vote all shares of stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Teradyne, Inc. to be held on Thursday, May 21, 1998, at 10:00 A.M., at BankBoston, 100 Federal Street (Second Floor), Boston, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated on or about April 20, 1998 a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.


/SEE REVERSE SIDE/                                           /SEE REVERSE SIDE/
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                  DETACH HERE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF CLASS III DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

1. To elect four members to the Board of Directors to serve for a three-year term as Class III Directors.

Nominees: John P. Mulroney, Owen W. Robbins, Richard J. Testa and
          Patricia S. Wolpert

                               FOR       WITHHELD

                               [ ]         [ ]

[ ] ___________________________________________
    For all nominees except as noted above

                                          FOR   AGAINST   ABSTAIN
2. To approve the amendment to the
   1996 Employee Stock Purchase Plan.     [ ]    [ ]        [ ]

                                          FOR   AGAINST   ABSTAIN
3. To ratify the selection of Coopers &
   Lybrand L.L.P. as auditors for the     [ ]    [ ]        [ ]
   fiscal year ending December 31, 1998.

   MARK HERE IF YOU PLAN TO ATTEND THE MEETING              [ ]

   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT            [ ]

   (Please sign exactly as your name appears hereon. If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign. Please read reverse side before signing.)

Signature__________________ Date_______ Signature__________________ Date_______